Exhibit 10.1

SPHERE 3D CORPORATION

SECOND AMENDED AND RESTATED STOCK OPTION PLAN

MAY 27, 2014

TABLE OF CONTENTS

1. PURPOSE		1

1.1	Purpose	1

2. INTERPRETATION		1

2.1	Definitions	1
2.2	Interpretation	5

3. ADMINISTRATION		6

3.1	Administration	6
3.2	Shares Reserved	7
3.3	Eligibility	8

4. OPTIONS		8

4.1	Grants	8
4.2	Exercise Price	8
4.3	Term of Options	9
4.4	Vesting of Options	9
4.5	Option Agreements	9
4.6	Exercise of Option	9
4.7	Misconduct of Optionee	10
4.8	Prohibition on Transfer of Options and Shares	10
4.9	Death, Disability or Retirement of Optionee	10
4.10	Termination of Employment or Services by Reason other than Death, Disability or Retirement	11
4.11	Change of Control	13
4.12	Discretion to Permit Exercise	13
4.13	Limits on Grants	14
4.14	Terms or Amendments Requiring Disinterested Shareholder Approval	14

5. GENERAL		14

5.1	Capital Adjustments	14
5.2	Conditions of Exercise	15
5.3	Amendment and Termination	15
5.4	Status as Shareholder	16
5.5	Withholding Taxes	16
5.6	Non-Exclusivity and Corporate Action	16
5.7	Employment and Board of Directors Position Non-Contractual	17
5.8	Indemnification	17
5.9	Notices	17
5.10	Governing Law	17
5.11	Effective Date	18

EXHIBITS

Exhibit “A” – Option Agreement
Exhibit “B” – Notice of Exercise

SPHERE 3D CORPORATION

AMENDED AND RESTATED STOCK OPTION PLAN

1.	PURPOSE

1.1	Purpose

The purpose of the Plan is to advance the interests of the Corporation by attracting, retaining and motivating persons as directors, officers, key employees and consultants of the Corporation and its Affiliated Corporations and providing them with a greater incentive to develop and promote the growth and success of the Corporation by granting to them options to purchase shares in the capital of the Corporation.

2.	INTERPRETATION

2.1	Definitions

For the purposes of the Plan, unless they are otherwise defined elsewhere herein, the following terms have the following meanings, respectively:

(a)	“Affiliate” has the meaning set forth in the Securities Act (Ontario), as amended from time to time;

(b)	“Affiliated Corporation” is a corporation which is an “affiliate” (as such term is defined in the Securities Act (Ontario), as amended from time to time) of the Corporation;

(c)	“Applicable Law” means the requirements relating to the administration of stock option plans under the applicable corporate and securities laws of Ontario and Canada, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction which apply to Options granted under the Plan;

(d)	“Board” means the board of directors of the Corporation;

(e)	“Business Day” means a day that is not a Saturday, a Sunday or a statutory or legal holiday in Toronto, Ontario;

(f)	“Cause” means any act or omission by the Optionee which would in law permit an employer to, without notice or payment in lieu of notice, terminate the Optionee’s employment or services, and shall include, without limitation, the meaning attributed thereto in the employment agreement or consulting agreement, as may be applicable, of such Optionee;

(g)	“Committee” has the meaning set forth in subsection 3.1(c) hereof;

(h)	“Consultant Optionee” means an individual, other than an Employee Optionee or an Executive Optionee, that: (i) is engaged to provide on a bona fide basis consulting, technical, management or other services to the Corporation or to an Affiliated Corporation under a written contract between the Corporation or the Affiliated Corporation and the individual or a consultant company or consultant partnership of the individual; and (ii) in the Corporation’s reasonable opinion, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or that of an Affiliated Corporation; and shall include, other than for the purposes of Sections 4.9, 4.11 and 4.12, any registered retirement savings plans or registered retirement income funds established by or for the individual consultant (or under which the individual consultant is a beneficiary); for purposes of this paragraph, “consultant company” means, for an individual consultant, a company of which the individual consultant is an employee or shareholder and “consultant partnership” means, for an individual consultant, a partnership of which the individual consultant is an employee or partner;

(i)	“Corporation” means Sphere 3D Corporation and includes any successor corporation thereto;

(j)	“Date of Grant” means, for any Option, the date specified by the Board at the time it grants the Option or, if no such date is specified, the date upon which the Option was granted;

(k)	“Disability” means the mental or physical state of the Optionee such that, as a result of illness, disease, mental or physical disability or similar cause, the Optionee has been unable to fulfil his or her obligations as an employee or consultant of the Corporation or an Affiliated Corporation either for any consecutive six-month period or for any period of nine months (whether or not consecutive) in any consecutive 12-month period, provided that, where the Optionee has entered into a written employment or consulting agreement with the Corporation or an Affiliated Corporation, “Disability” will have the meaning attributed to that term, or the term equivalent in concept, contained in that employment or consulting agreement;

(l)	“Disinterested Shareholder Approval” means approval by a majority of the votes cast by all the Corporation’s shareholders at a duly constituted shareholders’ meeting, excluding votes attached to Shares beneficially owned by Insiders who are service providers or their associates;

(m)	“Eligible Person” means a Consultant Optionee, Employee Optionee or Executive Optionee;

(n)	“Employee Optionee” means a current full-time or part-time employee or contract employee of the Corporation or of an Affiliated Corporation and shall include, other than for the purposes of Sections 4.9, 4.11 and 4.12, any registered retirement savings plans or registered income funds established by or for the employee (or under which such employee is the beneficiary) and a Holding Company of such individual;

(o)	“Exchange” means the stock exchange or quotation system and, where the context permits, includes all other stock exchanges and quotation systems designated by the Board, on which the Shares are or may be listed or quoted from time to time (provided that if, for the purposes of the Plan it is necessary to have reference to a single Exchange, then such Exchange shall be any stock exchange or quotation system on which the Shares are then listed or quoted as designated by the Board);

(p)	“Executive Optionee” means a current director or an officer of the Corporation or of an Affiliated Corporation and shall include, other than for the purposes of Sections 4.9, 4.11 and 4.12, any registered retirement savings plans or registered retirement income funds established by or for the individual director or officer (or under which such director or officer is the beneficiary) and a Holding Company of such individual;

(q)	“Exercise Price” has the meaning set forth in Section 4.2 hereof;

(r)	“Fair Market Value” means, at any date in respect of Shares,

(i)	in the event such Shares are not listed or quoted for trading on any stock exchange or quotation system, an amount, determined by the Board in its sole discretion, to be reflective of the cash price which would be obtained as at the relevant date if the Shares which are the subject of a transaction of purchase and sale were sold without compulsion to a willing and knowledgeable purchaser acting at arm’s length (as such term is defined in the Income Tax Act (Canada)); or

(ii)	the closing price of such Shares on the Exchange on the last Business Day preceding such date (or, if the Board expressly provides in respect of a particular designation, such closing price on such date). In the event that such Shares did not trade on such Business Day, the Fair Market Value shall be the average of the bid and ask prices in respect of such Shares at the close of trading on such date or such other price determined by the Board, acting reasonably;

(s)	“Holding Company” means a corporation wholly-owned and controlled by an Optionee;

(t)	“Insider” has the meaning set forth in the Securities Act (Ontario), as amended from time to time;

(u)	“Option” means a right granted to an Eligible Person to purchase Shares on the terms of the Plan;

(v)	“Optionee” means the Eligible Person to whom an Option has been granted;

(w)	“Option Agreement” has the meaning set forth in Section 4.5 hereof;

(x)	“Outstanding Shares” means at the relevant time, the number of issued and outstanding Shares of the Corporation from time to time;

(y)	“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association or organization, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

(z)	“Plan” means this stock option plan of the Corporation (as the same may be amended or varied from time to time);

(aa)	“Public Company” means a corporation, any portion of the shares of which is freely tradeable to and between members of the public without the requirement of filing a prospectus or similar document and the shares of which are traded on a published market (being any market on which shares are traded or quoted for trading if the prices at which they have been traded or quoted on that market are regularly published in a newspaper or business or financial publication of general and regular paid circulation);

(bb)	“Retirement” means retirement from active employment with the Corporation or an Affiliated Corporation at or after the age of 65 or, with the consent for the purposes of the Plan of such officer of the Corporation or an Affiliated Corporation as may be designated by the Board, at or after such earlier age and upon the completion of such years of service as the Board may specify;

(cc)	“Shares” means the common shares in the capital of the Corporation as constituted from time to time or, in the event of an adjustment contemplated by Section 5.1 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

(dd)	“Termination Date” means:

(i)	in the case of an Employee Optionee or Executive Optionee whose employment or term of office with the Corporation or an Affiliated Corporation, as the case may be, terminates in the circumstances set out in Sections 4.11 or 4.12 hereof, the date that is designated by the Corporation or an Affiliated Corporation, as the case may be, as the last day of the Optionee’s employment or term of office with the Corporation or an Affiliated Corporation, as the case may be, and “Termination Date” specifically does not mean the date on which any period of contractual or reasonable notice that the Corporation or an Affiliated Corporation, as the case may be, may be required by contract or at law to provide to the Optionee would expire;

(ii)	in the case of an Executive Optionee who received Options in his or her capacity as a director of the Corporation or an Affiliated Corporation, the

date which is the earliest of (A) the date that such Executive Optionee resigns as a director of the Corporation or an Affiliated Corporation; (B) the date that such Executive Optionee is not re-elected as a director; and (C) the date that such Executive Optionee is removed from the board of directors of the Corporation or an Affiliated Corporation; and

(iii)	in the case of a Consultant Optionee whose consulting agreement or arrangement with the Corporation or an Affiliated Corporation, as the case may be, terminates in the circumstances set out in Sections 4.11 or 4.12 hereof, the date that is designated by the Corporation or an Affiliated Corporation, as the case may be, as the date on which the Optionee’s consulting agreement or arrangement is terminated, and “Termination Date” specifically does not mean the date on which any period of notice of termination that the Corporation or an Affiliated Corporation, as the case may be, may be required to provide to the Optionee under the terms of the consulting agreement or arrangement would expire;

or such later date as may be determined by the Board in the case of Options granted to a specific Optionee;

(ee)	“transfer” includes any sale, exchange, assignment, gift, bequest, disposition, hypothecation, mortgage, charge, pledge, encumbrance, grant of security interest or other arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing; and the words “transferred”, “transferring” and similar words have corresponding meanings; and

(ff)	“Vesting Schedule” has the meaning set forth in Section 4.4 hereof.

2.2	Interpretation

(a)	Whenever the Board or, where applicable, the Committee is to exercise discretion in the administration of the terms and conditions of the Plan, the term “discretion” means the sole and absolute discretion of the Board or the Committee, as the case may be.

(b)	As used herein, the terms “Article”, “Section”, “subsection” and paragraph” mean and refer to the specified Article, Section, subsection and paragraph hereof, respectively.

(c)	Words importing the singular number only include the plural and vice versa, and words indicating gender include all genders.

(d)	In the Plan, a Person is considered to be “controlled” by a Person if:

(i)	in the case of a corporation or similar entity,

(A) voting securities of the first-mentioned Person carrying more than 50% of the votes ordinarily exercisable at meetings of shareholders of the corporation are held, otherwise than by way of security only, by or for the benefit of the other Person; and

(B) the votes carried by such securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned Person;

(ii)	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned Person holds more than 50% of the interests in the partnership; or

(iii)	in the case of a limited partnership, the general partner is the second-mentioned Person.

3.	ADMINISTRATION

3.1	Administration

(a)	If any of the Shares are listed or quoted for trading on the Exchange, the Plan shall be administered by the Board in accordance with the rules and policies of the Exchange in respect of employee stock option plans. The Board shall receive recommendations of management and shall determine and designate from time to time those Eligible Persons to whom an Option should be granted, the number of Shares which will be optioned from time to time to any Eligible Person and the terms and conditions of the Option.

(b)	Subject to Applicable Law, subsection 3.1(c) hereof and the limitations of the Plan, the Plan will be administered by the Board and the Board has the sole and complete authority, in its discretion, to:

(i)	determine which Persons are Eligible Persons;

(ii)	grant Options to Eligible Persons;

(iii)	determine the terms, limitations, restrictions and conditions upon such grants;

(iv)	interpret and construe the terms and conditions of the Plan and the Options;

(v)	adopt, amend and rescind such administrative guidelines and other rules relating to the Plan as the Board may from time to time deem advisable; and

(vi)	make all other determinations and to take all other actions in connection with the implementation and administration of the Plan as the Board may deem necessary or advisable.

The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for Persons who are residing in, or subject to, the taxes of, any jurisdiction outside of Canada (including, without limitation, countries, states, provinces and localities) to comply with applicable tax, and securities and other laws and may impose any limitations and restrictions that it deems necessary to comply with the applicable tax, securities and other laws of such jurisdiction outside of Canada.

Any decision, interpretation or other action made or taken in good faith by or at the direction of the Corporation, the Board or the Committee or any of its members arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Corporation, Optionees and their respective heirs, executors, administrators, successors and permitted assigns.

The Board’s interpretation, construction or determination of its guidelines and rules will be conclusive and binding upon all parties concerned. The day-to-day administration of the Plan may be delegated to such officers and employees of the Corporation or of an Affiliated Corporation as the Board may in its sole discretion determine.

(c)	To the extent permitted by Applicable Law, the Board may, from time to time, delegate to a committee (the “Committee”) of the Board all or any of the powers conferred on the Board under the Plan. In such event, the Committee will exercise the powers delegated to it by the Board in the manner and on the terms authorized by the Board. Any decision made or action taken by the Committee arising out of or in connection with the administration or interpretation of the Plan in this context is final and conclusive. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the by-laws of the Corporation, at such times and places as it shall deem advisable; including, without limitation, by telephone conference or by written consent to the extent permitted by Applicable Law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the by-laws of the Corporation shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.2	Shares Reserved

(a)

Options may be granted in respect of authorized and unissued Shares. Subject to any change by the Board in its sole and absolute discretion, Applicable Law and any shareholder or other approval which may be required, and subject further to any adjustments pursuant to section 5.1, the maximum aggregate number of

Shares which may be reserved by the Corporation for issuance under the Plan shall not exceed 3,375,000 or such greater number of Shares as may be determined by the Board and approved by the Exchange and, if required, by the shareholders of the Corporation, from time to time.

(b)	Any Shares subject to an Option which has been granted under the Plan and which is cancelled or terminated for any reason without having been exercised will be added back to the number of Shares reserved for issuance under the Plan and such Shares will again be available for grant under the Plan. No fractional Shares may be issued, and the Board may determine the manner in which any fractional Share value will be treated.

3.3	Eligibility

Participation in the Plan shall be limited to Eligible Persons. Participation shall be voluntary and the extent to which any Eligible Person shall be entitled to participate in the Plan shall be, subject to the terms of the Plan and Applicable Law, determined in the sole and absolute discretion of the Board. Eligibility to participate does not confer upon any Optionee any right to be granted Options pursuant to the Plan.

4.	OPTIONS

4.1	Grants

(a)	The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe, grant Options to any Eligible Person.

(b)	Subject to the Plan, the Board may impose limitations, restrictions and conditions, in addition to those set out in the Plan, that are applicable to the exercise of an Option, including, without limitation, the nature and duration of any restrictions applicable to a sale or other disposition of Shares acquired upon exercise of an Option and the nature of events, if any, that may cause any Optionee’s rights in respect of Shares acquired upon exercise of an Option to be forfeited and the duration of the period of such forfeiture.

(c)	An Eligible Person may receive Options on more than one occasion under the Plan and may receive separate Options on any one occasion.

4.2	Exercise Price

Subject to Applicable Law and to adjustment from time to time in accordance with Section 5.1 hereof, the exercise price (the “Exercise Price”) of an Option granted pursuant to the Plan will be as determined by the Board at such time as such Option is allocated under the Plan but in any event shall not be less than the Fair Market Value.

4.3	Term of Options

Subject to any accelerated termination as set forth in the Plan, Options must expire no later than ten (10) years after the Date of Grant or such lesser period as applicable regulatory authorities or Applicable Law may require.

4.4	Vesting of Options

(a)	The Board may determine, in its sole discretion, in respect of an Option, when an Option will become exercisable and the extent to which an Option will vest or will be exercisable in instalments (the “Vesting Schedule”) and such Vesting Schedule shall be set forth in the applicable Option Agreement. For example, the Board may, in its sole discretion, provide that the vesting of an Option be dependent on the passage of time and/or on the achievement of specified milestones or thresholds. Options will generally vest and therefore be exercisable as to one-third of the Shares under such Option on each of the first, second and third year anniversary of the Date of Grant of the Option. The Board may accelerate the date upon which an Option or any instalment thereof becomes exercisable.

(b)	Once a portion of an Option vests and becomes exercisable, it shall remain exercisable until expiration or termination of such Option in accordance with, among other sections, Section 4.6, unless otherwise specified by the Board in connection with the grant of such Option.

4.5	Option Agreements

Each Option must be confirmed by an agreement (an “Option Agreement”), in the form of the option agreement attached hereto as Exhibit “A” (as may be amended by the Board from time to time, and with such changes thereto as may be necessary for any particular Option to a particular Optionee), signed by the Corporation and by the Optionee.

4.6	Exercise of Option

(a)	Each Option grant or any part thereof may be exercised at any time or from time to time, in whole or in part, for up to the total number of Shares with respect to which it is then exercisable.

(b)	In order to exercise an Option, an Optionee shall deliver to the Corporation at its registered office (or other office designated in writing by the Corporation to the Optionee), a completed Notice of Exercise substantially in the form attached hereto as Exhibit “B”. Such notice shall specify the number of Shares the Optionee desires to purchase and shall be accompanied by payment in full of the Exercise Price for such Shares. Subject to the provisions of the immediately following sentence, payment may be made by bank draft or certified cheque payable to the order of the Corporation at the time of exercise. Upon receipt of payment in full, the number of Shares in respect of which the Option is exercised will be duly issued as fully paid and non-assessable.

4.7	Misconduct of Optionee

In the event that the Board determines in good faith that an Optionee has:

(i)	used for profit or materially harmed the Corporation by disclosing to unauthorized Persons confidential information or trade secrets of the Corporation;

(ii)	materially breached any contract with or materially violated any fiduciary obligation to the Corporation or become involved with a competitor of the Corporation; or

(iii)	engaged in any illegal insider trading or other unlawful activity in relation to the Corporation;

then, effective as of the date notice of such misconduct is given by the Corporation to such Optionee, any further rights to exercise the Options granted to such Optionee shall be forfeited, unless the Board shall determine otherwise.

4.8	Prohibition on Transfer of Options and Shares

(a)	An Option is personal to the Optionee and is non-assignable and non-transferable, and subject to Section 4.9, such Option shall be exercisable during the Optionee’s lifetime only by the Optionee to which such Option has been granted. No Optionee may deal with any Option or any interest in it now or hereafter held by the Optionee except in accordance with the Plan. A purported transfer of any Option will not be valid and the Corporation will not be required to issue any Shares upon the attempted exercise thereof.

(b)	Shares issued upon exercise of Options are subject to transfer and resale restrictions pursuant to the constating documents of the Corporation, any existing shareholders agreement and Applicable Law. The Optionee is responsible for obtaining such legal advice as may be appropriate in connection with any transfer or resale of Options and Shares issued upon the exercise thereof.

4.9	Death, Disability or Retirement of Optionee

If,

(a)	an Employee Optionee or an Executive Optionee dies or becomes Disabled while an employee, director or officer of the Corporation or an Affiliated Corporation, as the case may be;

(b)	a Consultant Optionee’s consulting agreement or arrangement with the Corporation or an Affiliated Corporation, as the case may be, is terminated by reason of the death or Disability of such Optionee; or

(c)	the employment or term of office of an Employee Optionee or an Executive Optionee with the Corporation or an Affiliated Corporation, as the case may be, terminates due to Retirement,

then

(d)	the executor, administrator or other legal representative of such Optionee’s estate or such Optionee, as the case may be, may exercise any Options granted to such Optionee to the extent that such Options were exercisable at the date of such death, Disability or Retirement and the right to exercise such Options shall terminate on the earlier of:

(i)	the date that is 180 days from the date of such Optionee’s death, Disability or Retirement; and

(ii)	the date of expiration specified in the Option Agreement or in the resolution of the Board granting such Option, as the case may be,

provided that any Options granted to such Optionee that were not exercisable at the date of the death, Disability or Retirement shall immediately expire and be cancelled on such date; and

(e)	such Optionee’s eligibility to receive further grants of Options under the Plan shall cease as of the date of such Optionee’s death, Disability or Retirement, as the case may be.

4.10	Termination of Employment or Services by Reason other than Death, Disability or Retirement

(a)	Where, in the case of an Employee Optionee or Executive Optionee, an Optionee’s employment or term of office with the Corporation or an Affiliated Company ceases by reason of the Optionee’s death, Disability or Retirement, then the provisions of Section 4.9 hereof shall apply.

(b)	Where, in the case of an Employee Optionee or Executive Optionee, an Optionee’s employment or term of office with the Corporation or an Affiliated Corporation terminates by reason of:

(i)	termination by the Corporation or an Affiliated Corporation without Cause (whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice);

(ii)	voluntary resignation by such Optionee; or

(iii)	in the case of an Executive Optionee who received Options in his or her capacity as a director of the Corporation or an Affiliated Corporation, the failure of such Executive Optionee to be re-elected as a director or the removal of such Executive Optionee from the board of directors of the Corporation or an Affiliated Corporation, then any Options granted to such Optionee that are exercisable at the Termination Date shall continue to be exercisable until the earlier of: (A) the date that is 90 days following the Termination Date (which date may be extended by the Board at any time prior to the Termination Date to the date that is 12 months following the Termination Date); and (B) the date of expiration specified in the Option Agreement or in the resolution of the Board granting such Option, as the case may be. Any Options granted to such Optionee that are not exercisable at the Termination Date shall immediately expire and be cancelled on the Termination Date.

(c)	Where, in the case of an Employee Optionee or Executive Optionee, such Optionee’s employment or term of office with the Corporation or an Affiliated Corporation is terminated by the Corporation or an Affiliated Corporation for Cause, then any Options granted to such Optionee, whether or not exercisable at the Termination Date, shall immediately expire and be cancelled on the Termination Date contemporaneously with such termination.

(d)	Where, in the case of a Consultant Optionee, such Optionee’s consulting agreement or arrangement terminates by reason of:

(i)	termination by the Corporation or an Affiliated Corporation for any reason other than for material breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in such Optionee’s consulting agreement or arrangement); or

(ii)	voluntary termination by such Optionee,

then any Options granted to such Optionee that are exercisable at the Termination Date shall continue to be exercisable until the earlier of: (A) the date that is 90 days following the Termination Date (which date may be extended by the Board at any time prior to the Termination Date to the date that is 12 months following the Termination Date); and (B) the date of expiration specified in the Option Agreement or in the resolution of the Board granting such Option, as the case may be. Any Options granted to such Optionee that are not exercisable at the Termination Date shall immediately expire and be cancelled on such date.

(e)	Where, in the case of a Consultant Optionee, such Optionee’s consulting agreement or arrangement is terminated by the Corporation or an Affiliated Corporation for material breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in such Optionee’s consulting agreement or arrangement), then any Options granted to such Optionee, whether or not such Options are exercisable at the Termination Date, shall immediately expire and be cancelled on the Termination Date contemporaneously with such termination.

(f)	Unless the Board, in its discretion, otherwise determines at any time and from time to time, Options shall not be affected by any change of employment or consulting arrangement within or among the Corporation or an Affiliated Corporation for so long as an Employee Optionee continues to be an employee of the Corporation or an Affiliated Corporation, or for so long as the Executive Optionee continues to be a director or officer of the Corporation or an Affiliated Corporation, or for so long as the Consultant Optionee continues to be engaged as a consultant to the Corporation or an Affiliated Corporation, as the case may be. For greater certainty, if an Optionee ceases to be an Executive Optionee but remains an Employee Optionee, the Options granted to such Optionee shall not be affected by such change.

4.11	Change of Control

Notwithstanding anything contained to the contrary in this Plan, the Board may, at the time of issuance of the Option or at any time prior to the exercise of the Option, amend the Option to provide that in the event that:

(a)	the Corporation accepts an offer to amalgamate, merge or consolidate with any other corporation (other than a wholly-owned subsidiary) or in the event that holders of greater than 50% of the Corporation’s outstanding Shares accept an offer made to all or substantially all of the holders of the Shares of the Corporation to purchase in excess of 50.1% of the current issued and outstanding Shares, or

(b)	the sale by the Corporation of all or substantially all of the assets of the Corporation, either as an entirety or substantially as an entirety, so that the Corporation shall cease to operate as an active business, then all of the unvested Options shall, without any further action on behalf of the Corporation, be automatically vested. Each Optionee shall thereafter be entitled to exercise all of such Options at any time up to and including, but not after the earlier of: (i) the close of business on that date which is thirty (30) days following the date of acceptance by the Corporation of such transaction; and (ii) the close of business on the expiration date of the Option. Upon the expiration of such thirty (30) day period, all rights of the Optionee to such Options or to the exercise of same (to the extent not theretofore exercised) shall ipso facto terminate and have no further force or effect whatsoever.

4.12	Discretion to Permit Exercise

Notwithstanding the provisions of Sections 4.9 and 4.10 hereof, the Board may, in its sole discretion, at any time prior to or following the events contemplated in such Sections, permit the exercise of any or all Options held by an Optionee in the manner and on the terms authorized by the Board, provided that the Board shall not, in any case, authorize the execution of an Option pursuant to this Section beyond the date of expiration specified in the Option Agreement or in the resolution of the Board granting such Option, as the case may be.

4.13	Limits on Grants

No Options shall be issued to any Eligible Person if such issuance could result, at any time, in:

(a)	the aggregate number of Options granted under this Plan, together with any securities issued or granted pursuant to any of the Corporation’s other share compensation arrangements, to any one Consultant Optionee in a 12-month period exceeding 2% of Outstanding Shares, calculated at the date an Option is granted to such Consultant; or

(b)	the aggregate number of Options granted under this Plan, together with any securities issued or granted pursuant to any of the Corporation’s other share compensation arrangement, to all Eligible Persons retained to provide investor relation services in any 12-month period exceeding 2% of Outstanding Shares, calculated at the date an Option is granted to any such Eligible Person.

4.14	Terms or Amendments Requiring Disinterested Shareholder Approval

The Corporation will be required to obtain Disinterested Shareholder Approval prior to any of the following actions becoming effective:

(a)	the Plan, together with all of the Corporation’s other share compensation arrangements, could result at any time in the aggregate number of Options granted to any one Optionee in a 12-month period exceeding 5% of Outstanding Shares, calculated on the date an Option is granted to such Optionee; or

(b)	any reduction in the Exercise Price of an Option previously granted to an Insider.

5.	GENERAL

5.1	Capital Adjustments

(a)	The existence of any Options shall not affect in any way the right and power of the Corporation or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization, or any other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation, to create or issue any bonds, debentures, Shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this subsection 5.1(a) would have an adverse effect on the Plan or any Option granted hereunder.

(b)	If there is any change in the outstanding Shares by reason of a stock dividend, or split, recapitalization, consolidation, combination or exchange of shares or other similar corporate change, subject to any prior approval required of applicable regulatory authorities, the Board will make appropriate substitution or adjustment in:

(i)	the Exercise Price of unexercised Options;

(ii)	the number or kind of shares or other securities reserved for issuance pursuant to the Plan; and

(iii)	the number and kind of shares subject to unexercised Options theretofore granted and in the Exercise Price of those shares,

provided, however, that no substitution or adjustment will obligate the Corporation to issue or sell fractional shares. The determination of the Board as to any adjustment, or as to there being no need for adjustment, will be final and binding on all parties concerned.

5.2	Conditions of Exercise

The Plan and Options are subject to the requirement that if at any time the Board determines that: (a) the listing, registration or qualification of the Shares subject to such Option upon any stock exchange or quotation system or under any provincial, state or federal law, or that the consent or approval of any governmental body, stock exchange or quotation system or of the holders of the Shares generally, is necessary or desirable, as a condition of, or in connection with the granting of such Option or the issuance of Shares upon the exercise thereof; or (b) the grant of an Option or the issuance of Shares upon the exercise thereof is in conflict with or is inconsistent with Applicable Law, no such Option may be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained or such conflict or inconsistency is no longer outstanding, each free of any conditions not acceptable to the Board. The Optionees shall, to the extent applicable, co-operate with the Corporation in relation to such registration, qualification or other approval and shall have no claim or cause of action against the Corporation or any of its officers or directors as a result of any failure by the Corporation to obtain or to take any steps to obtain any such registration, qualification, or approval.

5.3	Amendment and Termination

(a)	The Board may amend, suspend or terminate the Plan or any portion of it at any time in accordance with Applicable Law and subject to any required regulatory, Exchange or shareholder approval. However, subject to the terms hereof, unless consent is obtained from the Optionee affected, no amendment, suspension or termination may alter or impair any Options, or any rights related to Options, that were granted to that Optionee prior to the amendment, suspension or termination.

(b)	If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules adopted by the Board and in force at the time of termination of the Plan will continue in effect as long as any Option remains outstanding. However, notwithstanding the termination of the Plan, the Board may make any amendments to the Plan or to any outstanding Option that the Board would have been entitled to make if the Plan were still in effect.

(c)	Subject to Applicable Law and to any necessary prior approval of applicable regulatory authorities and with the consent of the affected Optionee, the Board may amend or modify any outstanding Option in any manner, including, without limitation, by changing the date or dates as of which, or the price at which, an Option becomes exercisable, so long as the Board would have had the authority to grant initially the Option as so modified or amended. The Board shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which Options may be exercised by any other Optionee.

5.4	Status as Shareholder

Optionees shall not have any rights as a shareholder with respect to Shares until:

(a)	full payment of the Exercise Price for the Shares has been made to the Corporation; and

(b)	the Optionee becomes a party to any existing shareholders agreement by executing and delivering to the Corporation an assumption agreement, in form and substance satisfactory to the Corporation whereby the Optionee agrees to be bound by any existing shareholders agreement.

Upon becoming a shareholder of the Corporation, an Optionee may only transfer Shares in accordance with and subject to Applicable Law and the constating documents of the Corporation.

5.5	Withholding Taxes

The exercise of each Option granted under the Plan is subject to the condition that if at any time the Corporation determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such exercise, such exercise is not effective unless such withholding has been effected to the satisfaction of the Corporation. In such circumstances, the Corporation may require that an Optionee pay to the Corporation, in addition to and in the same manner as the Exercise Price for the Shares, such amount as the Corporation is obliged to remit to the relevant taxing authority in respect of the exercise of the Option. Any such additional payment is due no later than the date as of which any amount with respect to the Option exercised first becomes includable in the gross income of the Optionee for tax purposes.

5.6	Non-Exclusivity and Corporate Action

(a)	Subject to any required regulatory or shareholder approval, nothing contained herein will prevent the Board from adopting other additional compensation arrangements for the benefit of any Optionee.

(b)	Nothing contained in the Plan or in the Options shall be construed so as to prevent the Corporation or any subsidiary of the Corporation from taking corporate action which is deemed by the Corporation or the subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan.

5.7	Employment and Board of Directors Position Non-Contractual

The granting of an Option to an Optionee under the Plan does not confer upon the Optionee any right to continue in the employment of the Corporation or any Affiliated Corporation or as a member of the Board, as the case may be, nor does it interfere in any way with the rights of the Optionee or of the Corporation’s rights to terminate the Optionee’s employment or consulting arrangements at any time or of the shareholders’ right to elect one or more directors of the Corporation.

5.8	Indemnification

Every member of the Board will at all times be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, that such Board member may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the Board member, otherwise by the Corporation, for or in respect of any act done or omitted by the Board member in respect of the Plan, such costs, charges and expenses to include any amount paid to settle such action, suite or proceeding or in satisfaction of any judgement rendered therein.

5.9	Notices

All written notices to be delivered by the Optionee to the Corporation may be delivered personally, by facsimile or by registered mail, addressed as follows:

240 Matheson Boulevard East

Mississauga, Ontario

L4Z 1X1

Attention:	Chief Financial Officer
Facsimile:	(905) 282-9966

Any notice delivered by the Optionee pursuant to the terms of the Option shall not be effective until actually received by the Corporation at the above address. Any notice to be delivered to the Optionee shall be effective when delivered personally (effective at the time of delivery), by facsimile transmission (effective one day after transmission) or by registered mail to the last address of the Optionee on the records of the Corporation (which shall be deemed effective the third Business Day after mailing).

5.10	Governing Law

This Plan is created under and is to be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

5.11	Effective Date

This Second Amended and Restated Stock Option Plan will become effective as of May 27, 2014 upon its adoption by resolution of the Board and approval of shareholders of the Corporation.

EXHIBIT “A”

OPTION AGREEMENT

Optionee:
(Name)

(Address)

Grant:
Maximum Number of Shares

Option Exercise Price:	$ per Share

Date of Grant:	, 20

Expiry Date:	, 20

Vesting Schedule:

Instalment	Date of Vesting (Milestone)	Number of Optioned Shares Vested	Cumulative Number of Optioned Shares Vested

1

2

3

4

This Option Agreement is made under and is subject in all respects to the Second Amended and Restated Stock Option Plan enacted on May 27, 2014 (and as may be supplemented and amended from time to time) (the “Plan”) of Sphere 3D Corporation (the “Corporation”), and the Plan is deemed to be incorporated in and to be part of this Option Agreement. The Optionee is deemed to have notice of and to be bound by all of the terms and provisions of the Plan as if the Plan was set forth in full herein (including the restrictions on transfer of the Options and the Shares issuable upon exercise thereof). In the event of any inconsistency between the terms of this Option Agreement and the Plan, the terms of this Option Agreement shall prevail. The Plan contains provisions respecting termination and/or voiding of the Plan or the Option.

This Option Agreement evidences that the Optionee named above is entitled, subject to and in accordance with the Plan, to purchase up to but not more than the maximum number of Shares set out above at the option Exercise Price set out above upon delivery of an exercise form as annexed hereto duly completed and accompanied by certified cheque or bank draft for the aggregate Exercise Price.

The Optionee hereby agrees that: (a) any rule, regulation or determination, including the interpretation by the Board of the Plan, the Option granted hereunder and the exercise thereof, is final and conclusive for all purposes and binding on all Persons including the Corporation or Affiliated Corporation, as the case may be, and the Optionee; and (b) the grant of the Option does not affect in any way the right of the Corporation or any Affiliate Corporation to terminate the employment, retainer or office, as the case may be, of the Optionee.

This Option Agreement has been made in and is to be construed under and in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

This Option Agreement is not effective until countersigned by the Corporation and accepted by the Optionee.

Dated:                     , 20

SPHERE 3D CORPORATION

By:
Name: Title: Authorized Signing Officer

I have read the foregoing Option Agreement and hereby accept the Option to purchase Shares in accordance with and subject to the terms and conditions of such Option Agreement and the Plan. I understand that I may review the complete Plan by contacting the Secretary of the Corporation. I agree to be bound by the terms and conditions of the Plan governing the option.

Accepted:                     , 20

Signature of Optionee

A - 2

EXHIBIT “B”

NOTICE OF EXERCISE

To Exercise the Option, Complete and Return this Form

The undersigned Optionee (or his or her legal representative(s) permitted under the Second Amended and Restated Stock Option Plan enacted on May 27, 2014 (and as the same may be supplemented and amended from time to time) (the “Plan”) of Sphere 3D Corporation hereby irrevocably elects to exercise the Option for the number of Shares as set forth below:

(a)	Number of Options to be Exercised:

(b)	Option Exercise Price per Share:	$

(c)	Aggregate Purchase Price

	[ (a) multiplied by (b) ]:	$

and hereby tenders a certified cheque or bank draft for such aggregate Exercise Price, and directs such Shares to be issued and registered in the name of the undersigned, all subject to and in accordance with the Plan. Unless otherwise defined herein, any capitalized terms used herein shall have the meaning ascribed to such terms in the Plan.

Dated: , 20

)
)
	)	Name of Optionee
)
)
)
Witness to the Signature of:	)	Signature of Optionee

Address of Optionee